EXHIBIT 10.4.4


                                PROMISSORY NOTE A

$1,500,000.00                                                   February 1, 2001

                                                         Raleigh, North Carolina

     FOR VALUE RECEIVED, the undersigned, e-commerce support centers, inc., a North Carolina corporation (the "Company"), hereby promises to pay to the order of Gibralter Publishing, Inc., a North Carolina corporation ("Gibralter"), the principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), or so much thereof as shall be outstanding from time to time during the term hereof. All principal and interest shall be paid and collected in immediately available funds in lawful money of the United States of America. Interest shall accrue from the date hereof, up to and through the Maturity Date. Principal and interest thereon shall be due and payable in equal monthly installments of Twenty-Five Thousand and No/100 Dollars ($25,000.00) each during the term hereof (each, a "Monthly Payment" and collectively, the "Monthly Payments"), beginning on the first (1st) day of each calendar month immediately following the Closing Date and continuing thereafter on the first (1st) day of every calendar month during the term hereof. All outstanding principal and accrued but unpaid interest shall be due and payable in full one hundred eighty
(180) days from the date hereof (the "Maturity Date"). Gibralter covenants and agrees that all Monthly Payments made by the Company under this Note shall be credited to reduce the amount of outstanding principal and interest due and owing hereunder. Interest hereunder shall be computed on the basis of the actual number of days elapsed in a 365-day year, and shall be calculated on the outstanding principal balance hereunder at an annual rate of interest equal to ten percent (10%) per annum.

     In addition to principal and interest, the Company agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees if the indebtedness evidenced hereby is collected by or through an attorney-at-law.

     The Company at its option may prepay the indebtedness evidenced by this
Note in whole or in part without penalty or premium but with accrued interest to the date of such prepayment of the principal amount prepaid.

     This Note is given in accordance with the terms of that certain Agreement and Plan of Merger dated as of December 21, 2000 (the "Merger Agreement"), between the Company, Paladyne Corp., a Delaware corporation ("Paladyne"), Gibralter and the other parties thereto. All capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Merger Agreement. This Note shall be secured by a security interest granted pursuant to a security agreement dated as of the 1st day of February, 2001 (the "Security Agreement").

     The following events shall constitute a default under this Note (each, a "Default"): (a) the Company's failure to pay one or more Monthly Payments when such payments are due hereunder; (b) the Company's failure to pay all outstanding and accrued but unpaid interest on the Maturity Date; or (c) a default or breach shall occur under any other promissory note, loan or credit


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agreement, lien instrument, or other financing document to which the Company is a party and which default or breach is not cured within any applicable grace period thereunder.

     In consideration of the loan evidenced by this Note, Paladyne hereby irrevocably, absolutely and unconditionally guarantees prompt payment of this
Note in full, when due, whether by acceleration or otherwise, to Gibralter, its successors, endorsees, or assigns, irrespective of the genuineness, validity or enforceability of this Note, or the existence of any security for payment of this Note, pursuant to that certain unconditional guaranty agreement dated as of the 1st day of February, 2001 (the "Guaranty").

     No delay or failure on the part of Gibralter or on the part of any holder of this Note in the exercise of any right, power or privilege granted under this Note, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver thereof. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against Gibralter unless made in writing and signed by Gibralter, and then only to the extent expressly specified therein.

     This Note shall not be subordinated, assigned, or otherwise transferred by the Company without the prior written consent of Gibralter.

     Time is of the essence hereunder. This note shall be governed by the laws of the State of North Carolina.

              PRESENTMENT AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

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     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all as of the date first above written.

                                        COMPANY:

                                        E-COMMERCE SUPPORT CENTERS, INC.
                                        a North Carolina corporation

   ATTEST:                              By: /s/ Terrence J. Leifheit
                                           ------------------------------------
/s/ Clifford A. Clark                      Terrence J. Leifheit, President
-----------------------------
Clifford A. Clark, Secretary

[CORPORATE SEAL]


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